UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2011

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain statements in this report constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. While forward-looking statements sometimes are presented with numerical specificity, they are based on various assumptions made by management regarding future circumstances over many of which the Company has little or no control. Forward-looking statements may be identified by words including “anticipate,” “believe,” “estimate,” “expect,” and similar expressions. The Company cautions readers that forward-looking statements, including, without limitation, those relating to the exit of ScanTech’s international business, future business prospects, tax benefits, exit costs, proceeds, revenues, working capital, liquidity, and income, are subject to certain risks and uncertainties that would cause actual results to differ materially from those indicated in the forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited the Company’s ability to sell or liquidate ScanTech’s international business, to competition in the automotive aftermarket industry, concentration of the Company’s sales and accounts receivable among a small number of customers, the impact of consolidation in the automotive aftermarket industry, foreign currency fluctuations, dependence on senior management and other risks and factors identified from time to time in the reports the Company files with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. For additional information concerning factors that could cause actual results to differ materially from the information contained in this report, reference is made to the information in Part I, “Item 1A, Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2010.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 20, 2011, the Board of Directors of Dorman Products, Inc. (the “Company) approved the exit from the international portion of the Company’s ScanTech business, which is headquartered outside of Stockholm, Sweden. ScanTech markets and distributes a line of Volvo and Saab replacement parts throughout the world. As part of the exit, ScanTech’s North American business, which is currently serviced from Sweden, will be transferred to the Company’s Colmar, PA headquarters and distribution center while ScanTech’s international business will be offered for sale. The exit process is expected to be executed over the next twelve months.

The exit is expected to result in pre-tax costs of approximately $5.0 million during the exit period, including operating losses, asset write-downs and employee-related expenses. The exit charges include approximately $3.5 million of non-cash charges primarily related to write-downs and $1.5 million of cash expenses. No tax benefits are expected to be realized due to the international nature of these charges. Proceeds from the exit of ScanTech’s international business are expected to generate approximately $3.0 million of cash, net of expenses, as the assets are sold. Approximately $3.6 million, or $0.20 per diluted share, of the exit costs are expected to be recognized in the third quarter of fiscal 2011, with the balance of $1.4 million, or $0.07 per diluted share, expected to be reflected in the fourth quarter of fiscal 2011 and fiscal 2012. In addition, a non-cash foreign exchange gain ranging from $3.2 to $3.7 million may be realized in the future in the event of a complete exit of the foreign entity. ScanTech’s sales were $17.9 million in fiscal 2010. It reported losses in each of the last three fiscal years, with a 2010 pretax and net loss of approximately $2.0 million.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: September 21, 2011	By:	/s/ Matthew Kohnke
Name: Matthew Kohnke
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated September 21, 2011